EXHIBIT 99.1
FOR RELEASE 6:00 AM ET, October 28, 2021

Contact:    Robert S. Tissue, Executive Vice President & CFO
Telephone:    (304) 530-0552
Email:        rtissue@summitfgi.com

SUMMIT FINANCIAL GROUP REPORTS HIGHER THIRD QUARTER 2021 DILUTED EPS OF $0.92 ON GROWTH IN COMMERCIAL AND TOTAL LOANS, INCREASED REVENUE, FURTHER ASSET QUALITY IMPROVEMENT AND EXPENSE DISCIPLINE

MOOREFIELD, WV – October 28, 2021 (GLOBE NEWSWIRE) – Summit Financial Group, Inc. (“Company” or “Summit”) (NASDAQ: SMMF) today reported strong financial results for the third quarter of 2021, including growth in earnings, net interest income, revenue, and commercial and total loans, as well as further asset quality improvement and expense discipline.

The Company, which serves commercial and individual clients across West Virginia, the Washington, D.C. metropolitan area, Virginia, and Kentucky through Summit Community Bank, Inc., grew third quarter 2021 net income applicable to common shares to $12.0 million, or $0.92 per diluted share. Earnings increased 15.3 percent from $10.4 million, or $0.80 per diluted share, in the second quarter of 2021 and 24.9 percent from $9.6 million, or $0.74 per share, in the third quarter of 2020. For the nine months ended September 30, 2021, Summit grew earnings by 55.6 percent to $32.8 million, or $2.52 per share, from $21.1 million, or $1.62 per share, for the comparable 2020 nine-month period.

“With the significant increases in commercial and total loans achieved in the third quarter, a vibrant business pipeline, and Summit’s ability to retain and attract some of the top business bankers and other producers across all our markets, we are poised to continue generating sustainable loan growth in the recovering economy,” said H. Charles Maddy, III, President and Chief Executive Officer. “Third quarter results also reflected continued progress on key asset quality metrics, as well as how we’re well positioned to consistently leverage our low-cost operating model to profitably grow our balance sheet, as well as the top line.”

Highlights for Q3 2021

•Total loans, excluding mortgage warehouse lines of credit and Paycheck Protection Program (“PPP”) lending, increased 3.7 percent (14.8 percent annualized) during the quarter, which included $54 million acquired loans, 13.6 percent (18.2 percent annualized) year-to-date and 24.0 percent since September 30, 2020.

•Commercial loans excluding PPP lending increased 7.2 percent (28.9 percent annualized) during the quarter, 23.7 percent (31.5 percent annualized) year-to-date and 32.5 percent since September 30, 2020.

•Net interest income increased 4.6 percent from the linked quarter and 13.2 percent from the year-ago period, primarily due to loan growth and lower funding costs.

•Net interest margin (“NIM”) decreased 8 basis points to 3.47 percent from the linked quarter, as yield on interest earning assets decreased 15 basis points while the cost of deposits and other funding declined 8 basis points. Summit remains well positioned for a rising rate environment.

•Revenue from net interest income and noninterest income, excluding securities gains and losses, grew 4.1 percent from the linked quarter and 10.9 percent from the year-ago quarter.

•Achieved an efficiency ratio of 49.73 percent and lowered annualized non-interest expense to 2.01 percent of average assets.

•Reduced property held for sale by 5.5 percent during the quarter and 30.2 percent from September 30, 2020.

•Reduced nonperforming assets (“NPAs”) to 0.67 percent of total assets, excluding restructured assets, down 43 basis points during the quarter and 27 basis points from September 30, 2020.

•Summit’s asset quality and mix of new loans required no provision for credit losses in the quarter; period-end allowance for loan credit losses equaled $32.4 million, or 1.27 percent of total loans and 291.6 percent of nonperforming loans.

•As previously announced in July, completed the acquisition of substantially all of MVB Bank’s southern West Virginia community banking operations, including four full-service branches and two drive-up locations in and around the state’s largest cities of Charleston and Huntington.

Results from Operations

Net interest income grew to $28.0 million in the third quarter of 2021, an increase of 4.6 percent from the linked quarter and 13.2 percent from the prior-year third quarter. NIM for third quarter of 2021 was 3.47 percent compared to 3.55 percent for the linked quarter and 3.64 percent for the year-ago quarter. Excluding the impact of accretion and amortization of fair value acquisition accounting adjustments, Summit’s net interest margin would have been 3.41 percent for the third quarter of 2021, 3.50 percent for the linked quarter and 3.59 percent for the year-ago period.

Noninterest income, consisting primarily of service fee income from community banking activities and trust and wealth management fees, for third quarter 2021 was $4.6 million compared to $4.7 million for the linked quarter and $6.2 million for the comparable period of 2020. The Company recorded securities losses of $68,000 in the third quarter of 2021 and gains of $127,000 and $1.5 million in the linked and year-ago quarters, respectively. Excluding securities gains and losses, noninterest income was $4.6 million in each of the third and second quarters of 2021 and $4.7 million in the year-ago quarter.

Mortgage origination revenue was $742,000 in the third quarter of 2021 compared to $898,000 for the linked quarter and $780,000 for the year-ago period. Year to date, mortgage origination revenue grew to $2.6 million, increasing 61.2 percent from the first nine months of 2020.
Revenue from net interest income and noninterest income, excluding securities gains and losses, grew to $32.7 million, up 4.1 percent from $31.4 million in the linked quarter and 10.9 percent from $29.5 million in the year-ago quarter. Revenue, excluding securities gains, for the first nine months of 2021, grew to $94.8 million, up 17.0 percent from the first nine months of 2020 and outpacing the 11.2 percent noninterest expense increase recorded for the comparable nine-month periods.

Total noninterest expense increased to $17.3 million in the third quarter of 2021, up 1.8 percent from $17.0 million in the linked quarter and 11.8 percent from $15.5 million for the prior-year third quarter, reflecting acquisition-related expenses primarily from Summit’s recently completed branch acquisitions, as well as ongoing operating costs for its December 2020 purchase of Kentucky’s WinFirst Bank.

Salary and benefit expenses of $8.7 million in the third quarter of 2021 increased from $8.2 million in the linked quarter, while acquisitions closed in December 2020 and July 2021 contributed to an increase from $7.9 million in the year-ago period.

Additionally, other significant factors contributing to the changes in total noninterest expense in the third quarter of 2021 were: equipment expense of $1.9 million compared to $1.6 million for the linked quarter and $1.5 million for the year-ago period, FDIC assessments of $354,000 compared to $488,000 for the linked quarter and $320,000 for the year-ago period, as well as foreclosed properties expense of $370,000 compared to $746,000 in the linked quarter and $607,000 in the year-ago period.

Summit’s efficiency ratio was 49.73 percent in the third quarter of 2021 compared to 49.09 percent in the linked quarter and 48.95 percent for the year-ago period. Non-interest expense improved to 2.01 percent of average assets in the third quarter of 2021, compared to 2.09 percent during the linked quarter and 2.11 percent in the year-ago period.

Balance Sheet

At September 30, 2021, total assets were $3.51 billion, an increase of $402.6 million, or 13.0 percent since December 31, 2020.

Total loans net of unearned fees grew to $2.55 billion on September 30, 2021, increasing 5.1 percent during the third quarter, which included $54.4 million of loans in our branch acquisitions, 5.9 percent year-to-date and 13.4 percent since September 30, 2020. Excluding PPP and mortgage warehouse lending, total loans grew to $2.37 billion on September 30, 2021, increasing 3.7 percent during the third quarter, 13.6 percent year-to-date and 24.0 percent since September 30, 2020.

Total commercial loans, including commercial and industrial (C&I) and commercial real estate (CRE) and excluding PPP lending, grew to $1.6 billion on September 30, 2021, increasing 7.2 percent during the third quarter, 23.7 percent year-to-date and 32.5 percent since September 30, 2020. Residential real estate and consumer lending totaled $570.6 million on September 30, 2021, down 0.9 percent during the third quarter and 7.2 percent year-to-date, while increasing 2.0 percent from September 30, 2020.

PPP balances paid down to $23.8 million on September 30, 2021 from a peak of $98.5 million on September 30, 2020. Mortgage warehouse lines of credit, sourced solely from a participation arrangement with a large regional bank, have paid down to $161.6 million on September 30, 2021 from a peak of $252.5 million on June 30, 2020.

Total deposits grew to $2.96 billion on September 30, 2021, increasing 8.3 percent during the third quarter, which included $164.0 million in deposits assumed in the acquisition of branches, 13.9 percent year-to-date and 20.6 percent since September 30, 2020. Core deposits grew to $2.86 billion on September 30, 2021, increasing 8.8 percent during the third quarter, 16.3 percent year-to-date and 24.2 percent since September 30, 2020.

Total shareholders’ equity was $323.3 million as of September 30, 2021 compared to $281.6 million at December 31, 2020. During the second quarter of 2021, Summit raised $15.0 million in growth capital through a previously disclosed private placement of 6% Fixed-Rate Non-Cumulative Perpetual Preferred Stock.

Tangible book value per common share increased to $18.83 as of September 30, 2021 compared to $17.50 at December 31, 2020 and $17.31 at September 30, 2020. Summit had 12,976,693 outstanding common shares at the end of the third quarter of 2021 compared to 12,942,004 at year-end 2020.

As announced in the first quarter of 2020, the Board of Directors authorized the open market repurchase of up to 750,000 shares of the issued and outstanding shares of Summit's common stock. The timing and quantity of stock purchases under this repurchase plan are at the discretion of management. During the third quarter of 2021, no shares of our common stock were repurchased under the Plan.

Asset Quality

Net loan charge-offs (“NCOs”) were $370,000, or 0.06 percent of average loans annualized, in the third quarter of 2021. NCOs of $202,000 represented 0.03 percent of average loans annualized in the linked quarter, and $1.0 million or 0.18 percent of average loans annualized for third quarter 2020.

Summit’s asset quality and mix of new loans required no provision for credit losses in the third quarter of 2021, while its allowance for loan credit losses was $32.4 million, representing 1.27 percent of total loans and 291.6 percent of nonperforming loans, as of September 30, 2021. The provision for credit losses was $1.0 million and $3.25 million for the linked and year-ago quarters, respectively. The allowance for loan credit losses stood at $33.9 million or 1.39 percent of total loans on June 30, 2021 and $29.4 million or 1.30 percent at September 30, 2020. In support of continued anticipated loan growth, Summit currently expects provision expense of approximately $500,000 to $750,000 for reserve build in the fourth quarter of 2021.

As of September 30, 2021, NPAs consisting of nonperforming loans, foreclosed properties and repossessed assets, totaled $23.6 million, or 0.67 percent of assets, compared to $36.0 million, or 1.10 percent of assets at the linked quarter-end and $27.8 million, or 0.94 percent of assets at the end of third quarter 2020. A loan relationship totaling $9.5 million impacted by the COVID-19 pandemic and on nonaccrual at June 30, 2021 was restored to full accrual status during the current quarter.

The aggregate balances of loans the Company has modified as result of the COVID-19 pandemic continued to decline to $7.2 million or 0.3 percent of total loans on September 30, 2021, down from $8.7 million, or 0.4 percent on June 30, 2021, as summarized in the following table.

		Loan Balances Modified Due to COVID-19 as of 9/30/2021
Dollars in thousands	Total Loan Balance as of 9/30/2021	Loans Modified to Interest Only Payments	Loans Modified to Payment Deferral	Total Loans Modified	Percentage of Loans Modified
Hospitality Industry	$121,765	$—	$—	$—	—%
Non-Owner Occupied Retail Stores	154,120	7,223	—	7,223	4.7%
Owner-Occupied Retail Stores	163,350	—	—	—	—%
Restaurants	12,200	—	—	—	—%
Oil & Gas Industry	18,657	—	—	—	—%
Other Commercial Loans	1,349,187	—	—	—	—%
Total Commercial Loans	1,819,279	7,223	—	7,223	0.4%
Residential 1-4 Family Personal	270,951	—	—	—	—%
Residential 1-4 Family Rentals	195,914	—	—	—	—%
Home Equity Loans	71,496	—	—	—	—%
Total Residential Real Estate Loans	538,361	—	—	—	—%
Consumer Loans	32,285	—	—	—	—%
Mortgage Warehouse Loans	161,627	—	—	—	—%
Credit Cards and Overdrafts	2,558	—	—	—	—%
Total Loans	$2,554,110	$7,223	$—	$7,223	0.3%

About the Company

Summit Financial Group, Inc. is the $3.51 billion financial holding company for Summit Community Bank, Inc. Its talented bankers serve commercial and individual clients throughout West Virginia, the Washington, D.C. metropolitan area, Virginia, and Kentucky. Summit’s focus on in-market commercial lending and providing other business banking services in dynamic markets is designed to leverage its highly efficient operations and core deposits in strong legacy locations. Residential and consumer lending, trust and wealth management, and other retail financial services are offered through convenient digital and mobile banking platforms, including MySummit.bank, and 45 full-service branch locations. More information on Summit Financial Group, Inc. (NASDAQ: SMMF), headquartered in West Virginia’s Eastern Panhandle in Moorefield, is available at SummitFGI.com.

FORWARD-LOOKING STATEMENTS

This press release contains comments or information that constitute forward-looking statements (within the meaning of the Private Securities Litigation Act of 1995) that are based on current expectations that involve a number of risks and uncertainties. Words such as “expects”, “anticipates”, “believes”, “estimates” and other similar expressions or future or conditional verbs such as “will”, “should”, “would” and “could” are intended to identify such forward-looking statements.

Although we believe the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially. Factors that might cause such a difference include: the effect of the COVID-19 pandemic, including the negative impacts and disruptions on the communities we serve, and the domestic and global economy, which may have an adverse effect on our business; current and future economic and market conditions, including the effects of declines in housing prices, high unemployment rates, U.S. fiscal debt, budget and tax matters, geopolitical matters, and any slowdown in global economic growth; fiscal and monetary policies of the Federal Reserve; future provisions for credit losses on loans and debt securities; changes in nonperforming assets; changes in interest rates and interest rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; the successful integration of operations of our acquisitions; changes in banking laws and regulations; changes in tax laws; the impact of technological advances; the outcomes of contingencies; trends in customer behavior as well as their ability to repay loans; and changes in the national and local economies. We undertake no obligation to revise these statements following the date of this press release.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Quarterly Performance Summary (unaudited) -- Q3 2021 vs Q3 2020
	For the Quarter Ended		Percent
Dollars in thousands	9/30/2021	9/30/2020	Change
Statements of Income
Interest income
Loans, including fees	$28,416	$26,807	6.0%
Securities	2,348	2,382	-1.4%
Other	118	57	107.0%
Total interest income	30,882	29,246	5.6%
Interest expense
Deposits	1,832	3,552	-48.4%
Borrowings	1,013	928	9.2%
Total interest expense	2,845	4,480	-36.5%

Net interest income	28,037	24,766	13.2%
Provision for credit losses	—	3,250	n/m
Net interest income after provision for credit losses	28,037	21,516	30.3%

Noninterest income
Trust and wealth management fees	718	622	15.4%
Mortgage origination revenue	742	780	-4.9%
Service charges on deposit accounts	1,338	1,138	17.6%
Bank card revenue	1,509	1,237	22.0%
Realized securities gains (losses)	(68)	1,522	-104.5%
Bank owned life insurance and annuity income	160	795	-79.9%
Other income	168	113	48.7%
Total noninterest income	4,567	6,207	-26.4%
Noninterest expense
Salaries and employee benefits	8,745	7,869	11.1%
Net occupancy expense	1,254	1,057	18.6%
Equipment expense	1,908	1,474	29.4%
Professional fees	374	364	2.7%
Advertising and public relations	254	145	75.2%
Amortization of intangibles	390	412	-5.3%
FDIC premiums	354	320	10.6%
Bank card expense	705	589	19.7%
Foreclosed properties expense, net	370	607	-39.0%
Acquisition-related expenses	273	28	875.0%
Other expenses	2,716	2,644	2.7%
Total noninterest expense	17,343	15,509	11.8%
Income before income taxes	15,261	12,214	24.9%
Income tax expense	3,023	2,594	16.5%
Net income	12,238	9,620	27.2%
Preferred stock dividends	225	—	n/a

Net income applicable to common shares	$12,013	$9,620	24.9%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Quarterly Performance Summary (unaudited) -- Q3 2021 vs Q3 2020

	For the Quarter Ended		Percent
	9/30/2021	9/30/2020	Change
Per Share Data
Earnings per common share
Basic	$0.93	$0.74	25.7%
Diluted	$0.92	$0.74	24.3%

Cash dividends	$0.18	$0.17	5.9%
Dividend payout ratio	19.1%	22.9%	-16.6%

Average common shares outstanding
Basic	12,964,575	12,922,158	0.3%
Diluted	13,018,672	12,949,584	0.5%

Common shares outstanding at period end	12,976,693	12,932,415	0.3%

Performance Ratios
Return on average equity	15.30%	14.38%	6.4%
Return on average tangible equity (C)	19.51%	18.12%	7.7%
Return on average tangible common equity (D)	20.71%	18.12%	14.3%
Return on average assets	1.42%	1.31%	8.4%
Net interest margin (A)	3.47%	3.64%	-4.7%
Efficiency ratio (B)	49.73%	48.95%	1.6%

NOTES

(A) - Presented on a tax-equivalent basis assuming a federal tax rate of 21%.

(B) - Computed on a tax equivalent basis excluding acquisition-related expenses, gains/losses on sales of assets, write-downs of OREO properties to fair value and amortization of intangibles.

(C) - Return on average tangible equity = (Net income - Amortization of intangibles [after-tax]) / (Average shareholders' equity - Average intangible assets).

(D) - Return on average tangible common equity = (Net income - Amortization of intangibles [after-tax]) / (Average common shareholders' equity - Average intangible assets).

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Nine Month Performance Summary (unaudited) -- 2021 vs 2020
	For the Nine Months Ended		Percent
Dollars in thousands	9/30/2021	9/30/2020	Change
Statements of Income
Interest income
Loans, including fees	$83,651	$77,666	7.7%
Securities	6,707	6,944	-3.4%
Other	240	216	11.1%
Total interest income	90,598	84,826	6.8%
Interest expense
Deposits	6,464	13,088	-50.6%
Borrowings	3,035	2,463	23.2%
Total interest expense	9,499	15,551	-38.9%

Net interest income	81,099	69,275	17.1%
Provision for credit losses	2,500	11,500	n/m
Net interest income after provision for credit losses	78,599	57,775	36.0%

Noninterest income
Trust and wealth management fees	2,039	1,870	9.0%
Mortgage origination revenue	2,638	1,636	61.2%
Service charges on deposit accounts	3,530	3,283	7.5%
Bank card revenue	4,369	3,257	34.1%
Realized securities gains	534	2,560	-79.1%
Bank owned life insurance income and annuity income	733	1,334	-45.1%
Other income	413	367	12.5%
Total noninterest income	14,256	14,307	-0.4%
Noninterest expense
Salaries and employee benefits	25,410	23,709	7.2%
Net occupancy expense	3,559	2,917	22.0%
Equipment expense	5,088	4,263	19.4%
Professional fees	1,140	1,168	-2.4%
Advertising and public relations	482	389	23.9%
Amortization of intangibles	1,176	1,251	-6.0%
FDIC premiums	1,119	595	88.1%
Bank card expense	1,964	1,652	18.9%
Foreclosed properties expense, net	1,342	1,815	-26.1%
Acquisition-related expenses	1,167	1,453	-19.7%
Other expenses	8,365	6,493	28.8%
Total noninterest expense	50,812	45,705	11.2%
Income before income taxes	42,043	26,377	59.4%
Income tax expense	8,886	5,302	67.6%
Net income	33,157	21,075	57.3%
Preferred stock dividends	364	—	n/a

Net income applicable to common shares	$32,793	$21,075	55.6%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Nine Month Performance Summary (unaudited) -- 2021 vs 2020

	For the Nine Months Ended		Percent
	9/30/2021	9/30/2020	Change
Per Share Data
Earnings per common share
Basic	$2.53	$1.63	55.2%
Diluted	$2.52	$1.62	55.6%

Cash dividends	$0.52	$0.51	2.0%
Dividend payout ratio	20.4%	31.4%	-35.1%

Average common shares outstanding
Basic	12,953,053	12,934,401	0.1%
Diluted	13,011,526	12,971,792	0.3%

Common shares outstanding at period end	12,976,693	12,932,415	0.3%

Performance Ratios
Return on average equity	14.51%	10.72%	35.4%
Return on average tangible equity (C)	18.35%	13.36%	37.4%
Return on average tangible common equity (D)	19.03%	13.36%	42.4%
Return on average assets	1.34%	1.04%	28.8%
Net interest margin (A)	3.56%	3.69%	-3.5%
Efficiency ratio (B)	49.54%	50.70%	-2.3%

NOTES

(A) - Presented on a tax-equivalent basis assuming a federal tax rate of 21%.

(B) - Computed on a tax equivalent basis excluding acquisition-related expenses gains/losses on sales of assets, write-downs of OREO properties to fair value and amortization of intangibles.

(C) - Return on average tangible equity = (Net income - Amortization of intangibles [after-tax]) / (Average shareholders' equity - Average intangible assets).

(D) - Return on average tangible common equity = (Net income - Amortization of intangibles [after-tax]) / (Average common shareholders' equity - Average intangible assets).

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Five Quarter Performance Summary (unaudited)

	For the Quarter Ended
Dollars in thousands	9/30/2021	6/30/2021	3/31/2021	12/31/2020	9/30/2020
Statements of Income
Interest income
Loans, including fees	$28,416	$27,697	$27,538	$27,897	$26,807
Securities	2,348	2,202	2,157	2,228	2,382
Other	118	56	67	51	57
Total interest income	30,882	29,955	29,762	30,176	29,246
Interest expense
Deposits	1,832	2,136	2,496	2,956	3,552
Borrowings	1,013	1,008	1,014	1,014	928
Total interest expense	2,845	3,144	3,510	3,970	4,480

Net interest income	28,037	26,811	26,252	26,206	24,766
Provision for credit losses	—	1,000	1,500	3,000	3,250
Net interest income after provision for credit losses	28,037	25,811	24,752	23,206	21,516

Noninterest income
Trust and wealth management fees	718	683	638	626	622
Mortgage origination revenue	742	898	998	1,163	780
Service charges on deposit accounts	1,338	1,093	1,100	1,305	1,138
Bank card revenue	1,509	1,519	1,341	1,237	1,237
Realized securities gains (losses)	(68)	127	476	912	1,522
Bank owned life insurance and annuity income	160	275	298	233	795
Other income	168	120	123	301	113
Total noninterest income	4,567	4,715	4,974	5,777	6,207
Noninterest expense
Salaries and employee benefits	8,745	8,230	8,435	8,250	7,869
Net occupancy expense	1,254	1,131	1,174	1,046	1,057
Equipment expense	1,908	1,598	1,581	1,502	1,474
Professional fees	374	428	338	370	364
Advertising and public relations	254	138	90	207	145
Amortization of intangibles	390	382	405	409	412
FDIC premiums	354	488	277	261	320
Bank card expense	705	685	573	573	589
Foreclosed properties expense, net	370	746	227	676	607
Acquisition-related expenses	273	454	440	218	28
Other expenses	2,716	2,756	2,893	3,094	2,644
Total noninterest expense	17,343	17,036	16,433	16,606	15,509
Income before income taxes	15,261	13,490	13,293	12,377	12,214
Income tax expense	3,023	2,930	2,933	2,126	2,594
Net income	12,238	10,560	10,360	10,251	9,620
Preferred stock dividends	225	139	—	—	—

Net income applicable to common shares	$12,013	$10,421	$10,360	$10,251	$9,620

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Five Quarter Performance Summary (unaudited)

	For the Quarter Ended
	9/30/2021	6/30/2021	3/31/2021	12/31/2020	9/30/2020
Per Share Data
Earnings per common share
Basic	$0.93	$0.80	$0.80	$0.79	$0.74
Diluted	$0.92	$0.80	$0.80	$0.79	$0.74

Cash dividends	$0.18	$0.17	$0.17	$0.17	$0.17
Dividend payout ratio	19.1%	21.2%	20.6%	21.5%	22.9%

Average common shares outstanding
Basic	12,964,575	12,952,357	12,942,099	12,932,768	12,922,158
Diluted	13,018,672	13,013,714	13,002,062	12,980,041	12,949,584

Common shares outstanding at period end	12,976,693	12,963,057	12,950,714	12,942,004	12,932,415

Performance Ratios
Return on average equity	15.30%	13.67%	14.51%	14.90%	14.38%
Return on average tangible equity (C)	19.51%	17.03%	18.49%	18.70%	18.12%
Return on average tangible common equity (D)	20.71%	17.59%	18.49%	18.70%	18.12%
Return on average assets	1.42%	1.29%	1.31%	1.37%	1.31%
Net interest margin (A)	3.47%	3.55%	3.65%	3.76%	3.64%
Efficiency ratio (B)	49.73%	49.09%	49.79%	49.38%	48.95%

NOTES

(A) - Presented on a tax-equivalent basis assuming a federal tax rate of 21%.

(B) - Computed on a tax equivalent basis excluding acquisition-related expenses, gains/losses on sales of assets, write-downs of OREO properties to fair value and amortization of intangibles.

(C) - Return on average tangible equity = (Net income - Amortization of intangibles [after-tax]) / (Average shareholders' equity - Average intangible assets).

(D) - Return on average tangible common equity = (Net income - Amortization of intangibles [after-tax]) / (Average common shareholders' equity - Average intangible assets).

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Selected Balance Sheet Data (unaudited)

Dollars in thousands, except per share amounts	9/30/2021	6/30/2021	3/31/2021	12/31/2020	9/30/2020

Assets
Cash and due from banks	$21,247	$18,707	$20,732	$19,522	$16,257
Interest bearing deposits other banks	189,862	176,282	155,865	80,265	92,729
Debt securities, available for sale	424,741	345,742	311,384	286,127	297,989
Debt securities, held to maturity	98,528	98,995	99,457	99,914	91,600
Loans, net	2,521,704	2,395,885	2,418,029	2,379,907	2,222,450
Property held for sale	12,450	13,170	13,918	15,588	17,831
Premises and equipment, net	56,818	53,104	53,289	52,537	52,880
Goodwill and other intangible assets	63,977	53,858	54,239	55,123	48,101
Cash surrender value of life insurance policies and annuities	60,241	60,087	59,740	59,438	57,029
Other assets	59,383	56,703	61,482	57,963	49,996
Total assets	$3,508,951	$3,272,533	$3,248,135	$3,106,384	$2,946,862

Liabilities and Shareholders' Equity
Deposits	$2,955,940	$2,729,205	$2,725,010	$2,595,651	$2,451,891
Short-term borrowings	140,146	140,146	140,145	140,146	140,145
Long-term borrowings and subordinated debentures	49,739	49,710	49,681	49,652	50,292
Other liabilities	39,837	38,265	39,854	39,355	32,571
Shareholders' equity - preferred	14,920	14,920	—	—	—
Shareholders' equity - common	308,369	300,287	293,445	281,580	271,963
Total liabilities and shareholders' equity	$3,508,951	$3,272,533	$3,248,135	$3,106,384	$2,946,862

Book value per common share	$23.76	$23.16	$22.66	$21.76	$21.03
Tangible book value per common share (A)	$18.83	$19.01	$18.47	$17.50	$17.31
Tangible common equity to tangible assets (B)	7.1%	7.7%	7.5%	7.4%	7.7%

NOTES

(A) - Tangible book value per share = (Common shareholders' equity - Intangible assets) / (Common shares outstanding).
(B) - Tangible common equity to tangible assets = (Common shareholder's equity - Intangible assets) / (Total assets - Intangible assets).

SUMMIT FINANCIAL GROUP INC. (NASDAQ: SMMF)
Regulatory Capital Ratios (unaudited)

	9/30/2021	6/30/2021	3/31/2021	12/31/2020	9/30/2020
Summit Financial Group, Inc.
CET1 Risk-based Capital	9.0%	9.6%	9.3%	9.3%	9.9%
Tier 1 Risk-based Capital	10.2%	10.9%	10.1%	10.0%	10.7%
Total Risk Based Capital	12.1%	13.0%	12.1%	12.1%	12.9%
Tier 1 Leverage	8.4%	8.9%	8.5%	8.6%	8.7%

Summit Community Bank, Inc.
CET1 Risk-based Capital	11.2%	11.9%	11.1%	11.1%	11.8%
Tier 1 Risk-based Capital	11.2%	11.9%	11.1%	11.1%	11.8%
Total Risk Based Capital	12.1%	12.9%	12.0%	12.0%	12.7%
Tier 1 Leverage	9.2%	9.7%	9.3%	9.5%	9.6%

SUMMIT FINANCIAL GROUP INC. (NASDAQ: SMMF)
Loan Composition (unaudited)

Dollars in thousands	9/30/2021	6/30/2021	3/31/2021	12/31/2020	9/30/2020

Commercial	$317,855	$326,468	$348,022	$306,885	$350,985
Mortgage warehouse lines	161,628	105,288	187,995	251,810	243,730
Commercial real estate
Owner occupied	439,202	392,164	358,200	351,860	312,502
Non-owner occupied	835,071	784,415	735,594	685,565	618,624
Construction and development
Land and development	99,718	102,670	106,312	107,342	97,343
Construction	127,432	140,788	126,011	91,100	66,878
Residential real estate
Conventional	394,889	398,239	411,103	425,519	368,009
Jumbo	71,977	71,694	65,851	74,185	73,836
Home equity	71,496	72,956	77,684	81,588	82,991
Consumer	32,284	32,732	32,924	33,906	34,655
Other	2,558	2,356	2,375	2,393	2,251
Total loans, net of unearned fees	2,554,110	2,429,770	2,452,071	2,412,153	2,251,804
Less allowance for credit losses	32,406	33,885	34,042	32,246	29,354
Loans, net	$2,521,704	$2,395,885	$2,418,029	$2,379,907	$2,222,450

SUMMIT FINANCIAL GROUP INC. (NASDAQ: SMMF)
Deposit Composition (unaudited)

Dollars in thousands	9/30/2021	6/30/2021	3/31/2021	12/31/2020	9/30/2020
Core deposits
Non interest bearing checking	$575,542	$503,097	$505,264	$440,819	$420,070
Interest bearing checking	1,121,028	1,005,725	988,204	934,185	867,442
Savings	693,686	677,000	656,514	621,168	598,564
Time deposits	467,024	441,139	456,431	460,443	414,542
Total core deposits	2,857,280	2,626,961	2,606,413	2,456,615	2,300,618

Brokered deposits	14,671	23,521	39,125	55,454	64,120
Other non-core time deposits	83,989	78,723	79,472	83,582	87,153
Total deposits	$2,955,940	$2,729,205	$2,725,010	$2,595,651	$2,451,891

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Asset Quality Information (unaudited)
	For the Quarter Ended
Dollars in thousands	9/30/2021	6/30/2021	3/31/2021	12/31/2020	9/30/2020

Gross loan charge-offs	$528	$343	$354	$434	$1,259
Gross loan recoveries	(158)	(141)	(165)	(195)	(245)
Net loan charge-offs/(recoveries)	$370	$202	$189	$239	$1,014

Net loan charge-offs to average loans (annualized)	0.06%	0.03%	0.03%	0.04%	0.18%

Allowance for loan credit losses	$32,406	$33,885	$34,042	$32,246	$29,354
Allowance for loan credit losses as a percentage of period end loans	1.27%	1.39%	1.39%	1.34%	1.30%
Allowance for credit losses on unfunded loan commitments	$5,860	$4,660	$3,705	$4,190	$3.525

Nonperforming assets:
Nonperforming loans
Commercial	$459	$968	$848	$525	$553
Commercial real estate	4,643	14,430	17,137	14,237	4,313
Residential construction and development	448	621	626	235	2
Residential real estate	5,514	6,800	6,667	5,264	5,104
Consumer	48	38	54	74	31
Total nonperforming loans	11,112	22,857	25,332	20,335	10,003
Foreclosed properties
Commercial real estate	2,192	2,281	2,281	2,581	2,500
Commercial construction and development	2,925	3,146	3,884	4,154	4,154
Residential construction and development	6,712	6,859	7,129	7,791	10,330
Residential real estate	621	884	624	1,062	847
Total foreclosed properties	12,450	13,170	13,918	15,588	17,831
Other repossessed assets	—	—	—	—	—
Total nonperforming assets	$23,562	$36,027	$39,250	$35,923	$27,834

Nonperforming loans to period end loans	0.44%	0.94%	1.03%	0.84%	0.44%
Nonperforming assets to period end assets	0.67%	1.10%	1.21%	1.16%	0.94%

Troubled debt restructurings
Performing	$20,535	$20,799	$20,462	$21,375	$22,232
Nonperforming	1,141	1,235	3,828	3,127	2,988
Total troubled debt restructurings	$21,676	$22,034	$24,290	$24,502	$25,220

Loans Past Due 30-89 Days (unaudited)
	For the Quarter Ended
Dollars in thousands	9/30/2021	6/30/2021	3/31/2021	12/31/2020	9/30/2020

Commercial	$304	$414	$335	$1	$147
Commercial real estate	281	733	508	274	1,740
Construction and development	1,215	1,911	330	47	422
Residential real estate	2,643	3,594	2,146	4,405	4,464
Consumer	193	404	96	233	160
Other	1	—	3	5	2
Total	$4,637	$7,056	$3,418	$4,965	$6,935

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Average Balance Sheet, Interest Earnings & Expenses and Average Rates
Q3 2021 vs Q2 2021 vs Q3 2020 (unaudited)
	Q3 2021			Q2 2021			Q3 2020
	Average	Earnings/	Yield/	Average	Earnings /	Yield /	Average	Earnings /	Yield /
Dollars in thousands	Balances	Expense	Rate	Balances	Expense	Rate	Balances	Expense	Rate

ASSETS
Interest earning assets
Loans, net of unearned interest (1)
Taxable	$2,495,880	$28,340	4.50%	$2,455,757	$27,593	4.51%	$2,251,722	$26,656	4.71%
Tax-exempt (2)	7,871	96	4.84%	11,370	132	4.66%	16,245	191	4.68%
Securities
Taxable	315,082	1,432	1.80%	285,092	1,351	1.90%	261,231	1,445	2.20%
Tax-exempt (2)	166,285	1,159	2.77%	147,703	1,078	2.93%	150,350	1,186	3.17%
Interest bearing deposits other banks and Federal funds sold	248,315	118	0.19%	154,677	56	0.15%	60,639	57	0.37%
Total interest earning assets	3,233,433	31,145	3.82%	3,054,599	30,210	3.97%	2,740,187	29,535	4.29%

Noninterest earning assets
Cash & due from banks	20,077			19,095			16,603
Premises & equipment	55,908			53,210			52,329
Other assets	175,975			170,470			154,578
Allowance for credit losses	(33,911)			(34,674)			(28,144)
Total assets	$3,451,482			$3,262,700			$2,935,553

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities
Interest bearing liabilities
Interest bearing
demand deposits	$1,092,392	$325	0.12%	$995,673	$371	0.15%	$850,281	$380	0.18%
Savings deposits	691,411	602	0.35%	665,735	634	0.38%	588,085	925	0.63%
Time deposits	571,445	905	0.63%	562,605	1,131	0.81%	585,092	2,247	1.53%
Short-term borrowings	140,146	470	1.33%	140,146	464	1.33%	165,555	734	1.76%
Long-term borrowings and subordinated debentures	49,724	543	4.33%	49,694	544	4.39%	23,230	194	3.32%
Total interest bearing liabilities	2,545,118	2,845	0.44%	2,413,853	3,144	0.52%	2,212,243	4,480	0.81%

Noninterest bearing liabilities
Demand deposits	547,627			503,116			421,741
Other liabilities	38,789			36,842			33,978
Total liabilities	3,131,534			2,953,811			2,667,962

Shareholders' equity - preferred	14,920			11,254			—
Shareholders' equity - common	305,028			297,635			267,591
Total liabilities and shareholders' equity	$3,451,482			$3,262,700			$2,935,553

NET INTEREST EARNINGS		$28,300			$27,066			$25,055

NET INTEREST MARGIN			3.47%			3.55%			3.64%

(1) For purposes of this table, nonaccrual loans are included in average loan balances.

(2) Interest income on tax-exempt securities and loans has been adjusted assuming a Federal tax rate of 21% for all periods presented. The tax equivalent adjustment resulted in an increase in interest income of $263,000, $255,000 and $289,000 for Q3 2021, Q2 2021 and Q3 2020, respectively.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Average Balance Sheet, Interest Earnings & Expenses and Average Rates
YTD 2021 vs YTD 2020 (unaudited)
	YTD 2021			YTD 2020
	Average	Earnings /	Yield /	Average	Earnings /	Yield /
Dollars in thousands	Balances	Expense	Rate	Balances	Expense	Rate

ASSETS
Interest earning assets
Loans, net of unearned interest (1)
Taxable	$2,436,295	$83,352	4.57%	$2,102,331	$77,211	4.91%
Tax-exempt (2)	10,622	377	4.75%	16,121	576	4.77%
Securities
Taxable	288,999	4,079	1.89%	256,322	4,657	2.43%
Tax-exempt (2)	153,035	3,328	2.91%	113,793	2,897	3.40%
Interest bearing deposits other banks and Federal funds sold	190,154	241	0.17%	46,074	215	0.62%
Total interest earning assets	3,079,105	91,377	3.97%	2,534,641	85,556	4.51%

Noninterest earning assets
Cash & due from banks	19,093			15,901
Premises & equipment	54,154			49,655
Other assets	170,868			138,651
Allowance for loan losses	(33,765)			(25,618)
Total assets	$3,289,455			$2,713,230

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities
Interest bearing liabilities
Interest bearing
demand deposits	$1,016,569	$1,090	0.14%	$753,384	$1,830	0.32%
Savings deposits	666,642	1,881	0.38%	516,841	3,462	0.89%
Time deposits	572,547	3,493	0.82%	608,551	7,796	1.71%
Short-term borrowings	140,146	1,403	1.34%	127,109	1,863	1.96%
Long-term borrowings and subordinated debentures	49,694	1,632	4.39%	21,284	600	3.77%
Total interest bearing liabilities	2,445,598	9,499	0.52%	2,027,169	15,551	1.02%

Noninterest bearing liabilities
Demand deposits	501,309			393,128
Other liabilities	37,856			30,741
Total liabilities	2,984,763			2,451,038

Shareholders' equity - preferred	8,780			—
Shareholders' equity - common	295,912			262,192
Total liabilities and shareholders' equity	$3,289,455			$2,713,230

NET INTEREST EARNINGS		$81,878			$70,005

NET INTEREST MARGIN			3.56%			3.69%

(1) For purposes of this table, nonaccrual loans are included in average loan balances.

(2) Interest income on tax-exempt securities and loans has been adjusted assuming a Federal tax rate of 21%. The tax equivalent adjustment resulted in an increase in interest income of $779,000 and $730,000 for the YTD 2021 and YTD 2020, respectively.